Exhibit 99.1

Jack in the Box Inc. to Present at the Cowen & Company 9th Annual Consumer Conference on Jan. 11

SAN DIEGO--(BUSINESS WIRE)--January 4, 2011--Jack in the Box Inc. (NASDAQ:JACK) today announced that its management is scheduled to present at the Cowen & Company 9th Annual Consumer Conference on Tuesday, Jan. 11, 2011, at 10:00 a.m. ET. The presentation will be available to investors via a live webcast at www.jackinthebox.com. The webcast will be available for replay using that same link for 21 days, beginning on Jan. 11, 2011.

A live webcast of the presentation can be accessed via the Jack in the Box Inc. corporate website. To access the live webcast through the internet, log onto the Jack in the Box Inc. investors page at http://investors.jackinthebox.com at least 15 minutes prior to the presentation to download and install any necessary software. An online replay will be available at the company’s corporate website for 30 days following the presentation.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ:JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 19 states. Additionally, through a wholly owned subsidiary, the company operates and franchises Qdoba Mexican Grill®, a leader in fast-casual dining, with more than 500 restaurants in 43 states and the District of Columbia. For more information, visit www.jackinthebox.com.

CONTACT:
Jack in the Box Inc.
Investor Contact:
Carol DiRaimo, (858) 571-2407
or
Media Contact:
Brian Luscomb, (858) 571-2291